UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 20, 2018

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

From February 20, 2018, MEDITE Cancer Diagnostics, Inc., (the “Company”) consummated the closing of a Securities Purchase Agreement (the “Purchase Agreement”) with one (1) accredited investor (“Purchaser”), pursuant to which the Company issued to the Purchaser a secured promissory note in the aggregate principal amount of $37.500 (the “Note”) The Note mature on the 60th month anniversary date following the Closing Date, as defined in the Note (the “Maturity Date”). Accrued interest shall be paid in restricted common stock of the Company calculated at a value of $0.075 per share and on the basis of a 360-day year and shall accrue and compound monthly. The Note is secured by a security agreement (the “Security Agreement”) and shall represent a perfected senior lien on all of the assets of the Company and its subsidiaries and will be subordinate to the obligation entered into with GPB Debt Holdings II, LLC and the affiliated subordinate investors on September 26, 2017. The Note shall bear interest at a rate of 12% per annum. In addition, and in accordance with the terms of the Purchase Agreement, the Purchaser is to be issued 500,000 shares of the Company’s restricted common stock at 0.075 per share (the “Shares”). The Purchaser shall have piggy-back registration rights with respect to the Shares.

The foregoing summary of the transactions contemplated by the Purchase Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which were filed as Exhibits to the Company’s Form 8K filed on February 12, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transactions described in Item 1.01 of this Current Report, which is incorporated into this Item 2.03, the Company has closed a Purchase Agreement with the Purchaser as of the date set forth in Item 1.01 pursuant to which it agreed to issue the Note, Shares and Security Agreement to the Purchaser. The Note will bear interest at a rate of 12% per annum, will be secured in accordance with the terms and conditions of the Security Agreement, and will be due and payable on the 60th month anniversary date following the Closing Date, as defined in the Note or upon acceleration in accordance with its terms. Accrued interest shall be paid in restricted common stock of the Company calculated at a value of $0.075 per share and on the basis of a 360-day year and shall accrue and compound monthly. The Company may prepay the Note at any time and from time to time without penalty. Payment of the obligations under the Note may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Note when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain material judgments are rendered against the Company; and (v) the occurrence of certain voluntary and involuntary bankruptcy proceedings.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Note and Shares to the Purchaser in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed in Items 1.01 and 2.03 is incorporated into this Item 3.02 in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: February 26, 2018	By:	/s/ Stephen Von Rump
Stephen Von Rump
Chief Executive Officer